Exhibit 5.1

June 9, 2011

Procera Networks, Inc.
4121 Clipper Court
Fremont, CA 94538

Re:           Registration Statement Form S-3

Ladies and Gentlemen:

You have requested our opinion as to the matters set forth below in our capacity as special Nevada counsel to Procera Networks, Inc., a Nevada corporation (the “Company”), and in connection with the public offering by the Company of an aggregate of up to 3,026,800 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Shares”) pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-174168) (the “Registration Statement”), and the related Base Prospectus and Prospectus Supplement (collectively, the “Prospectus”) under the Securities Act of 1933, as amended (the “Securities Act”), Form 8-K, and that certain Underwriting Agreement as set forth therein.  All such Shares are being sold directly by the Company in accordance with the terms of the Registration Statement, Prospectus, Form 8-K and the Underwriting Agreement.   In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon the representations, warranties, and statements of fact of the Company contained in the Registration Statement, Prospectus, Form 8-K and the Underwriting Agreement, including any documents referenced therein, and on certain factual statements contained within certificates of the officers of the Company issued to us in connection with this opinion and we have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.  We have also assumed that at the time of issuance and sale, the Company will receive the full amount of the consideration for which the Board authorized the issuance of the Shares; the Company will issue a share certificate or certificates to each purchaser of the Shares certifying the number of Shares held by such purchaser, or such Shares will be registered by book entry registration in the name of such purchaser, if uncertificated; and that the Company has complied, and will comply, with all securities laws and regulations and “blue sky” laws applicable to the issuance of the Shares.

Procera Networks, Inc.
June 9, 2011

Our opinion herein is expressed solely with respect to the Nevada General Corporation Law. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares, when issued and paid for in accordance with the Registration Statement, Prospectus, Form 8-K, and the Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassesable.

Although we have acted as special Nevada counsel to the Company in connection with this opinion letter and certain other matters, our engagement is limited and there may exist matters of a legal nature about which we have not been consulted.  This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.  The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules.

Very truly yours,

/s/ McDonald Carano Wilson LLP
McDonald Carano Wilson LLP